Exhibit 1.1

Southern California Edison Company

$500,000,000 4.875% First and Refunding Mortgage Bonds, Series 2024A,
Due 2027

$900,000,000 5.20% First and Refunding Mortgage Bonds, Series 2024B,
Due 2034

Underwriting Agreement

New York, New York

January 8, 2024

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, New York 10172

Truist Securities, Inc.

3333 Peachtree Road, NE

Atlanta, Georgia 30326

as Representatives of the several Underwriters

Ladies and Gentlemen:

Southern California Edison Company, a corporation organized under the laws of the State of California (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $500,000,000 aggregate principal amount of its 4.875% First and Refunding Mortgage Bonds, Series 2024A, Due 2027 (the “2024A Bonds”) and $900,000,000 aggregate principal amount of its 5.20% First and Refunding Mortgage Bonds, Series 2024B, Due 2034 (the “2024B Bonds,” and together with the 2024A Bonds, the “Bonds” or the “Securities”). The Securities shall be issued under the One Hundred Fifty-Sixth Supplemental Indenture to be dated as of January 9, 2024 (the “Supplemental Indenture”) to a Trust Indenture dated as of October 1, 1923 (the “Trust Indenture” and, as supplemented by the Supplemental Indenture, the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to Harris Trust and Savings Bank, and Reginald Brewer, as successor trustee to Pacific-Southwest Trust & Savings Bank, as trustees (the “Trustees”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 21 hereof.

1.Representations and Warranties.  The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.
(a)The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405, on Form S-3 (file number 333-258266), including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a Preliminary Prospectus Supplement, each of which has previously been furnished to you and has become effective upon filing. The Company will next file with the Commission a Final Prospectus Supplement relating to the Securities in accordance with Rule 424(b). The Registration Statement, at the Execution Time, is effective and meets the requirements set forth in Rule 415(a)(1)(x).
(b)On each Effective Date, the Registration Statement did, and when the Final Prospectus Supplement is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus Supplement (and any amendment or supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on each Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date thereof and on the Closing Date, the Final Prospectus Supplement (together with any amendment or supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustees or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus Supplement (or any

amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus Supplement (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.
(c)As of the Initial Sale Time, the Disclosure Package, when taken together as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.
(d)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is, as the case may be, a “well-known seasoned issuer” (as defined in Rule 405). The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
(e)(i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
(f)Neither any Issuer Free Writing Prospectus nor any Final Term Sheet (as defined herein) includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.
(g)The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Preliminary Prospectus Supplement and the Final Prospectus Supplement, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.
(h)The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification.
(i)There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Preliminary Prospectus Supplement or the Final Prospectus Supplement, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Preliminary Prospectus Supplement and the Final Prospectus Supplement under the heading “Summary—Southern California Edison Company” and the statements incorporated by reference in the Preliminary Prospectus Supplement and the Final Prospectus Supplement from the sections entitled “Business—Southern California Edison Company—Regulation” and “—Environmental Considerations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Form 10-K”), as supplemented by information contained in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which is incorporated by reference in the Preliminary Prospectus Supplement and the Final Prospectus Supplement, fairly summarize the matters therein described in all material respects.
(j)This Agreement has been duly authorized, executed and delivered by the Company.
(k)The Securities and the Indenture conform in all material respects to the description thereof contained in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement; each of the Trust Indenture and the Supplemental Indenture has been duly authorized by the Company and, assuming due authorization, execution and delivery thereof by the Trustees, the Trust Indenture constitutes and, as supplemented by the Supplemental Indenture when executed and delivered by the Company, will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to (A) applicable bankruptcy, fraudulent conveyance, fraudulent transfer, reorganization, insolvency, moratorium, equitable subordination or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, (B) the terms of the franchises, licenses, easements, leases, permits, contracts and other instruments under which the mortgaged property is held or operated, (C) as to its enforceability in respect of the Company’s interest in nuclear energy facilities, the provisions of the Atomic Energy Act of 1954 and regulations thereunder, and (D) such other liens, prior rights and encumbrances none of which, with immaterial exceptions, affects from a legal standpoint the security for the Securities, the ability of the Trustees to foreclose on the property subject to the liens created by the Indenture or the Company’s right to use such properties in its business); the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be legal, valid and binding obligations of the Company entitled to the benefits provided by the Indenture, subject to the exceptions set forth above in clauses (A) through (D) of this Section 1(k).
(l)No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained (i) under the Act and (ii) from the California Public Utilities Commission, and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement.
(m)All such filings, recordings, indexings and postings to geographical indexes have been made in (x) county real estate records or offices of county recorders and (y) Federal and State offices, bureaus and agencies as are necessary under applicable law to perfect, preserve and protect the lien created by the Indenture or ensure that such filings, recordations, postings and indexings are fully effective to give constructive notice, constructive knowledge or implied notice, as applicable, of such lien and the property subject thereto to all purchasers, mortgagees and encumbrancers of such property (other than after-acquired property) who become such subsequent to the date of such recording, filing, posting or indexing.
(n)The Indenture will constitute a legally valid first lien or charge, to the extent that it purports to be such, on substantially all of the property now owned by the Company to the extent and subject to the exceptions, defects, qualifications and other matters set forth or referred to in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement or in Section 1(k) of this Agreement, and to such other matters that do not materially affect the security for the Securities.
(o)Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to (i) the articles of incorporation, by-laws or other organizational documents of the Company, (ii) the terms of any indenture (other than, solely with respect to the imposition of liens, charges and encumbrances upon property or assets of the Company, the lien created by the Indenture in favor of the Securities), contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties.
(p)The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries incorporated by reference in the Preliminary Prospectus Supplement, the Final Prospectus Supplement and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Financial Data” in the Company’s Form 10-K, incorporated by reference in the Preliminary Prospectus Supplement, the Final Prospectus Supplement and the Registration Statement fairly present, on the basis stated in the Form 10-K, the information included therein. The financial information included or incorporated by reference in the Preliminary Prospectus Supplement and the Final Prospectus Supplement complies with the requirements of Regulation G and Item 10(e) of Regulation S-K under the Act. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement fairly represents the information called for in all material respects and has been prepared in accordance with the Commission’s published rules, regulations and guidelines applicable thereto.
(q)PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements of the Company as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022, and the related financial statement schedule incorporated by reference in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement, are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.
(r)No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement (exclusive of any amendment or supplement thereto).
(s)The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii)

transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement is in compliance with the Commission’s published rules, regulations and guidelines applicable thereto.
(t)The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined under Rule 13a-15(e) under the Exchange Act), and, as of September 30, 2023, such disclosure controls and procedures were effective.
(u)The Company is not in violation or default of (i) any provision of its articles of incorporation, by-laws or other organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its properties, as applicable (except, in the case of clauses (ii) and (iii), for such violations or defaults as would not, in the aggregate, have a Material Adverse Effect).
(v)The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate national and local U.S. federal and state regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement (exclusive of any amendment or supplement thereto).
(w)The Company is (i) in compliance with any and all applicable national and local U.S. federal and state laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to have or be in compliance with required permits, licenses or other approvals, or liability would not have a Material Adverse Effect, and except as set forth in or contemplated in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement (exclusive of any amendment or supplement thereto). Except as set forth in or contemplated in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement (exclusive of any amendment or supplement thereto), the Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
(x)In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement (exclusive of any amendment or supplement thereto).
(y)No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.
(z)The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.
(aa)The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and the Company is not aware of any such action taken or to be taken by any affiliates of the Company.
(bb)Except as set forth in or contemplated in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement (exclusive of any amendment or supplement thereto), the minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of its subsidiaries, except where the failure to satisfy such standard would not have a Material Adverse Effect; each pension plan established or maintained by the Company and/or one or more of its subsidiaries, and the trust forming part of each such plan, has been determined by the Internal Revenue Service to be in all material respects designed in accordance with Section 401 of the Code (as defined herein), and if such pension plan has subsequently been amended, the Company believes that each such pension plan, as amended, is designed in compliance with Section 401 of the Code; each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA, except in such cases where noncompliance would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063, or 4064 of ERISA, or any other liability under Title IV of ERISA.
(cc)Except as set forth in or contemplated in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement (exclusive of any amendment or supplement thereto), the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriters other than commercial paper.
(dd)There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with Section 401 of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”) related to loans.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, (a) at a purchase price of 99.630%% of the principal amount thereof, the principal amount of the 2024A Bonds set forth in the column labeled “Principal Amount of 2024A Bonds to be Purchased” opposite such Underwriter’s name in Schedule I hereto and (b) at a purchase price of 99.252% of the principal amount thereof, the principal amount of the 2024B Bonds set forth in the column labeled “Principal Amount of 2024B Bonds to be Purchased” opposite such Underwriter’s name in Schedule I hereto.
3.Delivery and Payment.  Delivery of and payment for the Securities shall be made at 10:00 a.m., New York City time, on January 11, 2024 or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4.Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Registration Statement, Disclosure Package and the Final Prospectus Supplement.
5.Agreements.  The Company agrees with the several Underwriters that:
(a)Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus Supplement or any Preliminary Prospectus Supplement) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus Supplement, properly completed, and any amendment or supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Final Prospectus Supplement, and any amendment or supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus Supplement or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
(b)The Company will prepare a final term sheet entitled “Summary of Terms” for each series of Securities, substantially in the form of Schedule II hereto (the “Final Term Sheets”) and will file the Final Term Sheets pursuant to Rule 433(d) within the time required by such Rule.
(c)If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented.

(d)If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus Supplement as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus Supplement to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus Supplement, the Company promptly will (1) notify the Representatives of such event; (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance; (3) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus Supplement; and (4) supply any amended or supplemented Final Prospectus Supplement to you in such quantities as you may reasonably request.
(e)As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.
(f)Upon request, the Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus Supplement, the Final Prospectus Supplement and each Issuer Free Writing Prospectus and any amendment or supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.
(g)The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the Financial Industry Regulatory Authority, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities in any jurisdiction where it is not now so subject.
(h)(i) The Company agrees that, unless it has obtained or obtains, as the case may be, the prior written consent of the Representatives, and (ii) each Underwriter,

severally and not jointly, agrees with the Company that, unless it has obtained or obtains, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the Final Term Sheets; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses, if any, included in Schedule III hereto. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
(i)The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act in respect of, any debt securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction for a period commencing on the date hereof and ending on the Closing Date.
(j)The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
6.Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Securities, as described in Section 2 hereof, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Initial Sale Time, the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
(a)The Final Prospectus Supplement, and any amendment or supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the Final Term Sheets and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened and any request of the Commission for additional information (to be included in the Registration Statement or the Final Prospectus Supplement or otherwise) shall have been complied with in all material respects.
(b)The Company shall have requested and caused Michael A. Henry, Assistant General Counsel of the Company, to have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, to the effect that:
(i)The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California;
(ii)The Company has the corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, as described in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement;
(iii)The Company has all requisite corporate power and authority, has taken all requisite corporate action, and has received and is in compliance with all governmental, judicial and other authorizations, approvals and orders necessary to enter into and perform its obligations under this Agreement and the Supplemental Indenture and to offer, issue, sell and deliver the Securities;
(iv)the Trust Indenture has been duly authorized, executed and delivered by the Company and is a legal, valid and binding instrument enforceable against the Company in accordance with its terms;
(v)the Supplemental Indenture has been duly authorized, executed and delivered by the Company and is a legal, valid and binding instrument enforceable against the Company in accordance with its terms;
(vi)the Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Trust Indenture, as supplemented by the Supplemental Indenture;
(vii)the Trust Indenture, as supplemented by the Supplemental Indenture, creates a legally valid first lien, to the extent that it purports to be such, on the properties and assets of the Company subject thereto, provided that no opinion is given with respect to the properties and assets of the Company not located in California, securing, among other things, the Securities, subject to the exceptions, defects, qualifications and other matters set forth or referred to in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement and other matters that do not, in the opinion of such counsel, materially affect the security for the Securities;

(viii)there is no pending or, to the knowledge of such counsel, threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property which, in any such case, is required by the Act or the Exchange Act, or the rules and regulations thereunder, to be described in the Registration Statement, the Preliminary Prospectus Supplement or the Final Prospectus Supplement that is not described as so required, and there is no franchise, contract or other document of a character required to be described in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated by reference in the Preliminary Prospectus Supplement and the Final Prospectus Supplement under the headings “Legal Matters” and “Summary—Southern California Edison Company” or incorporated by reference into the Preliminary Prospectus Supplement and the Final Prospectus Supplement from the sections entitled “Business—Southern California Edison Company—Regulation” and “—Environmental Considerations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as supplemented by information contained in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, if any, which is incorporated by reference in the Preliminary Prospectus Supplement and the Final Prospectus Supplement, fairly summarize the matters therein described in all material respects; and the statements set forth in the Preliminary Prospectus Supplement and the Final Prospectus Supplement under the heading “Certain Terms of the Bonds” and in the Base Prospectus under the heading “Description of the First Mortgage Bonds,” insofar as those statements purport to summarize certain provisions of the Trust Indenture, the Supplemental Indenture and the Securities, are accurate summaries in all material respects;
(ix)the Registration Statement has become effective under the Act; any required filing of the Preliminary Prospectus Supplement and the Final Prospectus Supplement, and any amendment or supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder;
(x)this Agreement has been duly authorized, executed and delivered by the Company;
(xi)no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained (i) under the Act and the rules and interpretations of the Commission thereunder, (ii) from the California Public Utilities Commission, (iii) under the Trust Indenture Act and the rules and interpretations of the Commission thereunder and (iv) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement and such other approvals (specified in such opinion) as have been obtained;
(xii)none of the execution and delivery of this Agreement or the Indenture, the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to (i) the articles of incorporation or by-laws of the Company, (ii) the terms of any indenture (other than, solely with respect to the disposition of liens, charges and encumbrances upon property or assets of the Company, the lien created by the Indenture in favor of the Securities), contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, except in the case of clauses (ii) and (iii) where such breach or violation, or lien, charge or encumbrance would not have a Material Adverse Effect; and
(xiii)no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

Such opinion will also include language to the effect that such counsel has no reason to believe that, as of the Initial Sale Time, the documents included in the Disclosure Package contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

Such opinion will also include language to the effect that counsel has no reason to believe that on the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus Supplement as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of California or the Federal laws of the United States, to the extent she deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom she believes to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent she deems proper, on certificates of responsible officers of the Company and public officials. Such counsel may render such opinion subject to such exceptions and qualifications as are reasonable or customary under the circumstances and acceptable to counsel for the Underwriters. References to the Final Prospectus Supplement in this paragraph (b) shall also include any supplements thereto at the Closing Date.

(c)The Representatives shall have received from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, such letter and opinion or opinions, dated the Closing Date and addressed to the Representatives as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
(d)The Company shall have furnished to the Representatives a certificate of the Company, signed by the Vice President and Treasurer of the Company, dated the Closing Date, to the effect that he has carefully examined the Registration Statement, the Disclosure Package and the Final Prospectus Supplement, any supplements or amendments thereto and this Agreement and that:
(i)the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
(ii)no stop order suspending the effectiveness of the Registration Statement or notice by the Commission objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
(iii)since the date of the most recent financial statements included or incorporated by reference in the Preliminary Prospectus Supplement and the Final Prospectus Supplement (exclusive of any amendment or supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement (exclusive of any amendment or supplement thereto).
(e)The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in

form and substance satisfactory to the Representatives, including confirmation that (i) they are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) (“PCAOB”); (ii) they have performed an audit of the consolidated financial statements of the Company as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, and the related financial statement schedule; and (iii) they have performed the procedures specified by the PCAOB AS 4105, Reviews of Interim Financial Information, on the unaudited consolidated financial statements of the Company for the three-month, six-month and nine-month periods, as applicable, ended March 31, 2023 and 2022, June 30, 2023 and 2022, September 30, 2023 and 2022 and as of March 31, 2023, June 30, 2023 and September 30, 2023.
(f)Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Preliminary Prospectus Supplement and the Final Prospectus Supplement (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Preliminary Prospectus Supplement and the Final Prospectus Supplement (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Preliminary Prospectus Supplement and the Final Prospectus Supplement (exclusive of any amendment or supplement thereto).
(g)Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that either indicates a negative change or does not indicate the direction of the possible change.
(h)Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the

Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, at One Liberty Plaza, New York, NY, on the Closing Date.

7.Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
8.Indemnification and Contribution.  (a)  The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus Supplement, the Final Prospectus Supplement, any Issuer Free Writing Prospectus or the information contained in the Final Term Sheets, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
(b)Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page of the Final Prospectus Supplement regarding delivery of the Securities and, under the heading of the Final Prospectus Supplement labeled “Underwriting,” (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Final Prospectus Supplement constitute the only information furnished in writing by or on behalf of the several Underwriters by the Representatives for inclusion in the Final Prospectus Supplement.
(c)Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (A) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (B) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (C) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (D) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes (i) an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding; and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus Supplement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. In no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount pursuant to this paragraph (d) in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).
9.Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus Supplement or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.
10.Certain Acknowledgements by the Company.  The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.
11.Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus Supplement and the Final Prospectus Supplement (exclusive of any amendment or supplement thereto).
12.Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in

Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
13.Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
14.Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or sent by facsimile or electronic mail transmission to each of MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, New York 10020-1001, Attention: Capital Markets Group (fax no.: (646) 434-3455); SMBC Nikko Securities America, Inc., 277 Park Avenue, New York, New York 10172, Attention: Debt Capital Markets (email: prospectus@smbcnikko-si.com); and Truist Securities, Inc., 3333 Peachtree Road, NE, Atlanta, Georgia 30326, Attention: Investment Grade Capital Markets (email: Elizabeth.Summers@Truist.com); or, if sent to the Company, will be mailed, delivered or sent by facsimile or electronic mail transmission to Southern California Edison Company, Treasurer, 2244 Walnut Grove Ave., Rosemead, California 91770 (fax no.: (626) 302-1472) and confirmed to the attention of the General Counsel at the same address, c/o Kathleen Brennan de Jesus (fax no.: (626) 302-1926).
15.Recognition of the U.S. Special Resolution Regimes.
(a)In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For the purposes of this Section 15:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, affiliates, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
17.Applicable Law and Waiver of Jury Trial. (a)  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
(b)The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
18.Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
19.Entire Agreement.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
20.Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.
21.Definitions.  The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and applicable regulations promulgated thereunder.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus Supplement, as amended and supplemented to the Initial Sale Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iii) the Final Term Sheets and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus Supplement” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Initial Sale Time” shall mean 4:05 p.m. (Eastern time) on the date of this Underwriting Agreement.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Material Adverse Effect” shall mean, with respect to the Company, any effect that is materially adverse to the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

“Preliminary Prospectus Supplement” shall mean any preliminary prospectus supplement to the Base Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus Supplement, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 433”, “Rule 456” and “Rule 457” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

SOUTHERN CALIFORNIA EDISON COMPANY

By: /s/ Natalia Woodward
Name: Natalia Woodward
Title: Treasurer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

MUFG SECURITIES AMERICAS INC.

By: /s/ Lee Schreibstein
 Name: Lee Schreibstein
Title: Managing Director

SMBC NIKKO SECURITIES AMERICA, INC.

By: /s/ Thomas Bausano
 Name: Thomas Bausano
Title: Managing Director

TRUIST SECURITIES, INC.

By: /s/ Robert Nordlinger
 Name: Robert Nordlinger
Title: Director

For themselves and the other several Underwriters

named in Schedule I to the foregoing Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of 2024A Bonds to be Purchased	Principal Amount of 2024B Bonds to be Purchased
MUFG Securities Americas Inc.	$66,667,000	$120,000,000
SMBC Nikko Securities America, Inc.	$66,667,000	$120,000,000
Truist Securities, Inc.	$66,667,000	$120,000,000
BNP Paribas Securities Corp.	$66,667,000	$120,000,000
BNY Mellon Capital Markets, LLC	$66,666,000	$120,000,000
PNC Capital Markets LLC	$66,666,000	$120,000,000
AmeriVet Securities, Inc.	$12,500,000	$22,500,000
Great Pacific Securities	$12,500,000	$22,500,000
Guzman & Company	$12,500,000	$22,500,000
Loop Capital Markets LLC	$12,500,000	$22,500,000
MFR Securities, Inc.	$12,500,000	$22,500,000
Penserra Securities, LLC	$12,500,000	$22,500,000
R. Seelaus & Co., LLC	$12,500,000	$22,500,000
Samuel A. Ramirez & Company, Inc.	$12,500,000	$22,500,000

Total	$500,000,000	$900,000,000

SCHEDULE II

$500,000,000

4.875% First and Refunding Mortgage Bonds,

Series 2024A, Due 2027
SUMMARY OF TERMS

Security:	4.875% First and Refunding Mortgage Bonds, Series 2024A, Due 2027 (the “Series 2024A Bonds”)
Issuer:	Southern California Edison Company
Principal Amount:	$500,000,000
Expected Ratings of Securities*:	A2 / A- / A- (Stable / Stable / Stable) (Moody’s / S&P / Fitch)
Trade Date:	January 8, 2024
Settlement Date**:	January 11, 2024 (T+3)
Maturity:	February 1, 2027
Benchmark US Treasury:	4.375% due December 15, 2026
Benchmark US Treasury Price:	100-21¼
Benchmark US Treasury Yield:	4.131%
Spread to Benchmark US Treasury:	T + 75 bps
Reoffer Yield:	4.881%
Coupon:	4.875%
Coupon Payment Dates:	February 1 and August 1
First Coupon Payment Date:	August 1, 2024
Public Offering Price:	99.980% of Principal Amount
Optional Redemption:

Callable at any time prior to January 1, 2027, in whole or in part, at a “make whole” premium of 15 bps, plus accrued and unpaid interest thereon to but excluding the date of redemption.

At any time on or after January 1, 2027, callable, in whole or in part, at 100% of the principal amount of the bonds being redeemed plus accrued and unpaid interest thereon to but excluding the date of redemption.

CUSIP/ISIN:	842400JA2/US842400JA26
Joint Book-running Managers:

MUFG Securities Americas Inc. (“MUFG”)

SMBC Nikko Securities America, Inc. (“SMBC Nikko”)

Truist Securities, Inc. (“Truist Securities”)

BNP Paribas Securities Corp.

BNY Mellon Capital Markets, LLC

PNC Capital Markets LLC

Co-managers:	AmeriVet Securities, Inc. Great Pacific Securities Guzman & Company Loop Capital Markets LLC MFR Securities, Inc. Penserra Securities LLC R. Seelaus & Co., LLC Samuel A. Ramirez & Company, Inc.

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

** Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Series 2024A Bonds on the Trade Date will be required, by virtue of the fact that the Series 2024A Bonds initially will not settle in T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, MUFG, SMBC Nikko or Truist Securities can arrange to send you the prospectus if you request it by calling MUFG at 1-877-649-6848, SMBC Nikko at 1-888-868-6856 or Truist Securities at 1-800-685-4786.

$900,000,000

5.20% First and Refunding Mortgage Bonds,

Series 2024B, Due 2034
SUMMARY OF TERMS

Security:	5.20% First and Refunding Mortgage Bonds, Series 2024B, Due 2034 (the “Series 2024B Bonds”)
Issuer:	Southern California Edison Company
Principal Amount:	$900,000,000
Expected Ratings of Securities*:	A2 / A- / A- (Stable / Stable / Stable) (Moody’s / S&P / Fitch)
Trade Date:	January 8, 2024
Settlement Date**:	January 11, 2024 (T+3)
Maturity:	June 1, 2034
Benchmark US Treasury:	4.500% due November 15, 2033
Benchmark US Treasury Price:	103-29+
Benchmark US Treasury Yield:	4.013%
Spread to Benchmark US Treasury:	T + 120 bps
Reoffer Yield:	5.213%
Coupon:	5.20%
Coupon Payment Dates:	June 1 and December 1
First Coupon Payment Date:	June 1, 2024 (short first coupon)
Public Offering Price:	99.902% of Principal Amount
Optional Redemption:

Callable at any time prior to March 1, 2034, in whole or in part, at a “make whole” premium of 20 bps, plus accrued and unpaid interest thereon to but excluding the date of redemption.

At any time on or after March 1, 2034, callable, in whole or in part, at 100% of the principal amount of the bonds being redeemed plus accrued and unpaid interest thereon to but excluding the date of redemption.

CUSIP/ISIN:	842400HZ9/US842400HZ94
Joint Book-running Managers:

MUFG Securities Americas Inc. (“MUFG”)

SMBC Nikko Securities America, Inc. (“SMBC Nikko”)

Truist Securities, Inc. (“Truist Securities”)

BNP Paribas Securities Corp.

BNY Mellon Capital Markets, LLC

PNC Capital Markets LLC

Co-managers:	AmeriVet Securities, Inc. Great Pacific Securities Guzman & Company Loop Capital Markets LLC MFR Securities, Inc. Penserra Securities LLC R. Seelaus & Co., LLC Samuel A. Ramirez & Company, Inc.

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

** Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Series 2024B Bonds on the Trade Date will be required, by virtue of the fact that the Series 2024B Bonds initially will not settle in T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisor.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, MUFG, SMBC Nikko or Truist Securities can arrange to send you the prospectus if you request it by calling MUFG at 1-877-649-6848, SMBC Nikko at 1-888-868-6856 or Truist Securities at 1-800-685-4786.

SCHEDULE III

Schedule of Free Writing Prospectuses Included in the Disclosure Package

NONE